                                                                     Exhibit 3.5

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "NRG NEW ROADS HOLDINGS LLC" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF FORMATION, FILED THE SEVENTH DAY OF MARCH, A.D. 2000, AT 10 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.


                                                /s/ Edward J. Freel
                              [SEAL]        ------------------------------------
                                             Edward J. Freel, Secretary of State

3189229 8100H                                AUTHENTICATION: 0736043

001520071                                              DATE: 10-16-00

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                            CERTIFICATE OF FORMATION
                                       OF
                           NRG NEW ROADS HOLDINGS LLC

      The undersigned, being a natural person 18 years of age or older and for the purpose of forming a limited liability company for general business purposes under the Delaware Limited Liability Act, hereby adopts the following Certificate of Formation:

      1. Name: The name of the limited liability company is NRG New Roads Holdings LLC.

      2. Registered Office: The address of the registered office of the limited liability company is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. Organizer: The name and address of the sole organizer of the limited liability company is Craig A. Mataczynski, NRG Energy, Inc., 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403-2445.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NRG New Roads Holdings LLC this 6th day of March, 2000.


                                         /s/ Craig A. Mataczynski
                                         ---------------------------------------
                                         Craig A. Mataczynski
                                         Authorized Person

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 10:00 AM 03/07/2000
                                                         001115017 - 3189229